                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 23, 1996



                         AMERITRUCK DISTRIBUTION CORP.
             (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


        33-99716                                       75-2619368
  (Commission File Number)             (I.R.S. Employer Identification Number)



  City Center Tower II, Suite 1101, 301 Commerce Street,
                               Fort Worth, Texas                     76102-5384
                (Address of principal executive offices)             (Zip Code)


                                (817) 332-6020
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

          On August 23, 1996, AmeriTruck Distribution Corp. ("AmeriTruck") purchased all of the outstanding stock of KTL, Inc., a Florida corporation ("KTL"), from Ronald N. Damico for a purchase price of $8,188,000 in cash and 225,000 shares of Class A common stock of AmeriTruck. As part of the transaction, Mr. Damico and KTL entered into an employment agreement, under which Mr. Damico was retained as KTL's President and Chief Executive Officer, commencing August 23, 1996, at a salary of $150,000 per year. The term of the employment agreement expires on November 15, 1998. In addition, KTL has agreed to lease from Mr. Damico and his spouse certain real estate at Clearwater, Florida, on a month-to-month basis, at a rental rate of $4,000 per month. Further, KTL has agreed to lease the real estate at Largo, Florida used by KTL as its corporate headquarters from a company owned by Mr. Damico, at a rental rate of $16,000 per month, for a term ending February 23, 1998, at which time KTL has agreed to purchase the property for a price to be determined at that time. Future contingent consideration may be paid to Mr. Damico, in amounts to be determined in the future, in connection with certain pending litigation and retrospective rating adjustment refunds on policies of insurance in periods prior to August 23, 1996.

          The cash utilized to fund the transaction was provided in part by NationsBank of Texas, N.A. pursuant to a line of credit established in February 1996 and in part by Volvo Truck Finance North America, Inc. pursuant to a line of credit established in February 1996.

         KTL is a trucking company founded in 1983 which specializes in the truckload transportation of refrigerated commodities and less-than-truckload shipments requiring expedited, timed-delivery services. KTL had revenues of $23.6 million for the year ended December 31, 1995 and $6.3 million for the three months ended March 31, 1996. KTL operates approximately 140 tractors and 300 trailers and employs approximately 300 persons, of whom 240 are drivers and many of whom operate as two-driver teams.

          KTL will be operated as a separate, wholly-owned subsidiary of AmeriTruck.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     (a)  Financial Statements of Business Acquired
          -----------------------------------------

          Audited:
          -------

          Report of Independent Accountants

          Balance Sheet at December 31, 1995

          Statements of Income, Stockholders' Equity and Cash Flows for the Year Ended December 31, 1995

          Notes to Financial Statements

          Unaudited:
          ---------

          Interim Balance Sheet at March 31, 1996

          Interim Statements of Income, Stockholders' Equity and Cash Flows for the three months ended March 31, 1996

          Notes to Interim Financial Statements

          Note:  It is currently impractical to provide unaudited financial
          ----
statements for KTL, Inc. for the six months ended June 30, 1996. These financial statements will be filed as soon as they are available, but not later than November 8, 1996.

     (b)  Pro Forma Financial Information (Unaudited)
          -------------------------------------------

          It is currently impractical to provide the pro forma financial information required by Article 11 of Regulation S-X. This pro forma financial information will be filed as soon as it is available, but not later than November 8, 1996.


     (c)  Exhibits
          --------

          Exhibit 2 Stock Purchase Agreement, dated as of August 23, 1996, by and among AmeriTruck Distribution Corp., Ronald N. Damico and Grand Hope Investments, Inc. together with accompanying exhibits thereto.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             AMERITRUCK DISTRIBUTION CORP.



                                       By:   /s/ Michael L. Lawrence
                                             -----------------------
                                             Michael L. Lawrence
                                             Chairman of the Board
                                             and Chief Executive Officer




                                       By:   /s/ Kenneth H. Evans, Jr.
                                             -------------------------
                                             Kenneth H. Evans, Jr.
                                             Treasurer and Chief Financial and
                                             Accounting Officer



          Date:  September 9, 1996

                                   KTL, INC.

                               TABLE OF CONTENTS

                                                                      PAGE(S)
Report of Independent Accountants                                           1

Financial Statements:

   Balance Sheet at December 31, 1995                                       2

   Statement of Income for the Year Ended
       December 31, 1995                                                    3

   Statement of Stockholders' Equity for the Year
       Ended December 31, 1995                                              4

   Statement of Cash Flows for the Year Ended
       December 31, 1995                                                    5

   Notes to Financial Statements                                       6 - 14

[LETTER HEAD OF COOPERS & LYBRAND]



                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders of KTL, Inc.
Largo, Florida


We have audited the accompanying balance sheet of KTL, Inc. as of December 31, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KTL, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


COOPERS & LYBRAND L.L.P.

Fort Worth, Texas
July 17, 1996

                                   KTL, INC.
                                 BALANCE SHEET
                               DECEMBER 31, 1995

                                    ASSETS
Current assets:
  Accounts receivable:
    Trade, net of allowance for doubtful accounts of $60,030                 $  2,491,901
    Other                                                                          29,159
  Tires, tubes, parts and supplies                                                568,375
  Prepaid expenses                                                                394,159
                                                                             ------------

          Total current assets                                                  3,483,594

Property and equipment, net                                                    15,282,204
                                                                             ------------

          Total assets                                                       $ 18,765,798
                                                                             ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Bank overdraft payable                                                     $    253,941
  Current portion of long-term debt                                             4,662,264
  Current portion of long-term debt - related parties                           1,154,057
  Accounts payable and accrued expenses                                         1,156,495
  Insurance accruals                                                              550,000
  Income taxes payable                                                              2,017
  Deferred income taxes                                                            13,880
                                                                             ------------

          Total current liabilities                                             7,792,654

Long-term debt, less current portion                                            5,824,029
Long-term debt, less current portion - related parties                            494,021
Deferred income taxes                                                              20,821
                                                                             ------------

          Total liabilities                                                    14,131,525
                                                                             ------------
Commitments and contingencies (Note 7)

Stockholders' equity:
  Common stock, $1 par value, 10,000 shares authorized,
     915 shares issued and outstanding                                                915
  Additional paid-in capital                                                      145,195
  Retained earnings                                                             4,488,163
                                                                             ------------

          Total stockholders' equity                                            4,634,273
                                                                             ------------

            Total liabilities and stockholders' equity                       $ 18,765,798
                                                                             ============

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                  STATEMENTS.

                                   KTL, INC.
                              STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995

Operating revenue                                                                           $ 23,550,407
                                                                                            ------------
Operating expenses:
  Operating supplies and expenses                                                              7,066,379
  Salaries and wages                                                                           6,926,766
  Depreciation                                                                                 2,670,775
  Fringe benefits                                                                              1,434,852
  Claims and insurance                                                                         1,285,894
  Purchased transportation                                                                       934,965
  Operating taxes and licenses                                                                   618,549
  General supplies and expenses                                                                  283,018
  Communication and utilities                                                                    280,072
  Building and office equipment rents                                                            241,493
  Other, net                                                                                     113,455
  Provision for doubtful accounts                                                                 24,955
  Gain on disposal of property and equipment                                                     (68,589)
                                                                                            ------------

          Total operating expenses                                                            21,812,584
                                                                                            ------------
           Operating income                                                                    1,737,823
                                                                                            ------------
Other  income (expense):
  Interest expense                                                                              (898,379)
  Interest income                                                                                 26,893
                                                                                            ------------

          Total other income (expense)                                                          (871,486)

Income before provision for income taxes                                                         866,337

Provision for income taxes                                                                        36,718
                                                                                            ------------

          Net income                                                                        $    829,619
                                                                                            ============

Unaudited pro forma net income (Note 4)                                                     $    256,208
                                                                                            ============

         THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL
                                  STATEMENTS.

                                   KTL, INC.
                       STATEMENT OF STOCKHOLDERS' EQUITY
                      for the year ended December 31, 1995

                                          COMMON                     ADDITIONAL                         TOTAL
                                          SHARES         COMMON       PAID-IN         RETAINED       STOCKHOLDERS'
                                        OUTSTANDING      STOCK        CAPITAL         EARNINGS          EQUITY
                                        -----------    ---------   ------------    -------------     ------------
Balance, December 31, 1994                    915      $    915    $   145,195     $  4,882,987      $ 5,029,097

Distributions to stockholder                                                         (1,224,443)      (1,224,443)

Net income                                                                              829,619          829,619
                                        -----------    ---------   ------------    -------------     ------------
Balance, December 31, 1995                    915      $    915    $   145,195     $  4,488,163      $ 4,634,273
                                        ===========    =========   ============    =============     ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   KTL, INC.
                            STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

Cash flows from operating activities:
  Net income                                              $   829,619
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Net gain on disposal of property and equipment           (68,589)
     Depreciation                                           2,670,775
     Deferred income taxes                                     34,701
     Provision for doubtful accounts                           24,955
     Changes in assets and liabilities:
       Accounts receivable                                   (290,155)
       Tires, tubes, parts and supplies                       213,105
       Prepaid expenses                                       (15,934)
       Accounts payable and accrued expenses                  171,123
       Income taxes payable                                     2,017
                                                          ------------

          Net cash provided by operating activities         3,571,617
                                                          ------------

Cash flows from investing activities:
  Purchases of property and equipment                      (4,925,713)
  Proceeds from disposal of property and equipment            725,728
  Advances to related parties                                (684,794)
  Collections from related parties                            684,794
                                                          ------------

          Net cash used in investing activities            (4,199,985)
                                                          ------------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                  5,785,887
  Principal repayments of long-term debt                   (4,115,659)
  Distributions paid to stockholder                        (1,224,443)
  Increase in bank overdraft payable                          182,583
                                                          ------------

          Net cash provided by financing activities           628,368
                                                          ------------

Net change in cash and cash equivalents                             0

Cash and cash equivalents at beginning of year                      0
                                                          ------------

Cash and cash equivalents at end of year                  $         0
                                                          ============

Supplemental disclosure of cash flow information:
  Cash paid for interest                                  $   835,966
                                                          ============

Supplemental schedule of noncash investing activities:
  Book value of trades for property and equipment         $ 1,551,939
                                                          ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                  KTL, INC.
                         NOTES TO FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     KTL, Inc. (the "Company") primarily transports refrigerated and non-refrigerated products to wholesalers and retailers across the United States. The Company provides its service on credit terms and generally requires no collateral.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand, cash in demand deposits and short-term investments with original maturities of ninety days or less. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not incurred losses in such accounts. Cash equivalents are stated at cost, which approximates market value.

     TIRES, TUBES, PARTS AND SUPPLIES

     Tires, tubes, parts and supplies are stated at the lower of cost (net of accumulated amortization) (first-in, first-out) or market. In-service tires are amortized over their estimated useful lives ranging from 10 to 18 months using the straight-line method.

     PREPAID EXPENSES

     Prepaid expenses include prepaid taxes (other than income), licenses, insurance and rentals.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment as follows:

               Tractors                                      3 -  4 years
               Trailers                                      5 -  7 years
               Building and improvements                     7 - 30 years
               Office furniture and equipment                3 -  7 years
               Automobiles                                   3 -  5 years
               Machinery and equipment                       3 -  5 years

     Major additions and betterments are capitalized, while maintenance and repairs that do not improve or extend the life of the asset are charged to expense as incurred. Gains and losses on dispositions are included in operating income.

                                  KTL, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     PROPERTY AND EQUIPMENT, CONTINUED

     Periodically, the Company exchanges property and equipment for similar assets in nonmonetary transactions. Exchange losses are reflected in current operations and exchange gains are deferred over the estimated useful lives of the property and equipment. No exchange losses were recognized for the year ended December 31, 1995.


     INSURANCE ACCRUALS

     Insurance accruals reflect the estimated costs of liabilities and claims not covered by insurance. The liability for self-insurance is accrued on claims incurred and on estimates of both unasserted and unsettled claims which are assessed based on management's evaluation of the nature and severity of individual claims and on the Company's past claims experience.

     INCOME TAXES

     The Company is organized as a subchapter S corporation for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the stockholders with the exception of certain state taxes, the liability for which has been recorded by the Company. The Company's subchapter S corporation status will terminate on consummation of an acquisition of the Company by a corporation. Unaudited pro forma income tax information as if the Company had been organized as a subchapter C corporation is presented in Note 4.

     REVENUE RECOGNITION

     Freight revenue is recognized upon the delivery of freight.

     For the year ended December 31, 1995, the Company's largest customers were Home Shopping Network, Lykes Brothers, Inc. and Staples Incorporated which accounted for approximately 8 percent, 7 percent, and 6 percent of its revenue, respectively. No other customers accounted for more than 5 percent of the Company's revenue for 1995.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash and cash equivalents, trade accounts receivable, accounts payable and accrued expenses reflected in the financial statements approximate fair value due to the short-term maturity of these instruments.

                                  KTL, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

     FAIR VALUE OF FINANCIAL INSTRUMENTS, CONTINUED

     As the Company's effective interest rate approximates the estimated fair market value interest rate, the fair value of the Company's long-term debt at December 31, 1995 approximates its carrying value.

     The Company is not an active participant in financial derivative transactions.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses in the reporting periods. Actual results could differ from those estimates.

2.   PROPERTY AND EQUIPMENT:

     Costs of property and equipment at December 31, 1995 are summarized as follows:

          Land                                            $    385,000
          Tractors                                           9,897,654
          Trailers                                           6,837,079
          Building and improvements                          1,271,067
          Office furniture and equipment                       308,406
          Automobiles                                          101,048
          Machinery and equipment                               74,285
                                                          ------------

                                                            18,874,539
          Less accumulated depreciation                      3,592,335
                                                          ------------

                                                          $ 15,282,204
                                                          ============

                                   KTL, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.   LONG-TERM DEBT:

     Long-term debt consists of the following at December 31, 1995:

     Obligations to finance company requiring monthly
     payments through January 2000, with monthly
     payments ranging from $369 to $15,943, including
     interest ranging from 7.5% to 9.5%, collateralized
     by revenue equipment.                                        $ 10,441,289

     Obligations to bank requiring monthly payments
     through October 1998, with monthly payments
     ranging from $367 to $385, including interest
     at 9%, collateralized by automobiles.                              45,004
                                                                  ------------

                                                                    10,486,293
     Less current portion                                            4,662,264
                                                                  ------------

                                                                  $  5,824,029
                                                                  ============

     Long-term debt - related parties consists of the following at December 31, 1995:

     Obligation to stockholder, due on demand, requiring
     monthly payments through June 2025, with monthly
     payments of $7,318, including interest at 7%,
     collateralized by land, building and improvements.           $  1,100,000

     Obligations to related parties requiring monthly
     payments through June 2001, with monthly
     payments ranging from $148 to $2,064, including
     interest ranging from 6.7% to 10%, uncollateralized.              548,078
                                                                  ------------

                                                                     1,648,078
     Less current portion                                            1,154,057
                                                                  ------------

                                                                  $    494,021
                                                                  ============

     The Company had a $250,000 line of credit for short-term financing issued by First Union National Bank on which it had no outstanding borrowings as of December 31, 1995.

                                   KTL, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED


3.   LONG-TERM DEBT, CONTINUED:

     Annual maturities of long-term debt obligations are as follows:

          1996                                              $  5,816,321
          1997                                                 4,210,445
          1998                                                 1,497,993
          1999                                                   447,160
          2000                                                   104,631
        Thereafter                                                57,821
                                                            ------------

                                                            $ 12,134,371
                                                            ============

4.   INCOME TAXES:

     Income tax expense was as follows for the year ended December 31, 1995:

        Current:
          State                                             $      2,017

        Deferred:
          State                                                   34,701
                                                            ------------

              Total                                         $     36,718
                                                            ============

     Deferred taxes relate primarily to the effects of property and equipment.

     UNAUDITED PRO FORMA INCOME TAX INFORMATION

     The following unaudited pro forma tax information is presented in accordance with SFAS No. 109 as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented.

        Income before provision for income taxes for
          the year ended December 31, 1995                  $    866,337

        Pro forma provision for income taxes as though
          the Company was a subchapter C Corporation             610,129
                                                            ------------

        Pro forma net income                                $    256,208
                                                            ============

                                   KLC, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

4.   INCOME TAXES, CONTINUED:

     A reconciliation of the federal statutory income tax rate to the pro forma effective income tax rate is as follows:

        Federal statutory income tax rate of 34%                 34.00%
        State income taxes, net of federal benefit                4.00
        Nondeductible expenses                                   32.43
                                                               -------

        Pro forma effective income tax rate                      70.43%
                                                               =======

5.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

     Accounts payable and accrued expenses consists of the following at December 31, 1995:

        Accounts payable - trade                           $   195,260
        Payroll and owner operator pay                         143,809
        Taxes other than income taxes                          575,965
        Other                                                  241,461
                                                           -----------

                                                           $ 1,156,495
                                                           ===========

6.   EMPLOYEE BENEFIT PLAN:

     The Company has a contributory profit sharing plan covering all employees who meet certain eligibility requirements. Under the plan, the Company contributes amounts determined at the discretion of the Board of Directors which may not exceed maximum amounts established by the Internal Revenue Code. The Company did not make any contributions for the year ended December 31, 1995.

7.   COMMITMENTS AND CONTINGENCIES:

     SELF-INSURANCE AND LITIGATION

     The Company is self-insured with respect to collision and liability exposure related to claims which exceed its insurance coverages. The Company retains all collision and cargo claim risk above its maximum insurance coverage of $1,000,000 and retains liability risk up to its deductible for liability coverage.

                                   KTL, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

7.   COMMITMENTS AND CONTINGENCIES, CONTINUED:

     SELF-INSURANCE AND LITIGATION, CONTINUED

     The Company is a defendant in legal proceedings incidental to its business, primarily involving claims for personal injury or property damages incurred in the transportation of freight. It is the opinion of management and counsel that the probable exposure to the Company in connection with these proceedings is approximately $550,000 with a reasonable possibility that the Company could be required to pay an additional $700,000. The Company has recorded $550,000 as insurance accruals as of December 31, 1995.

     Under the requirements of the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain other laws, the Company is potentially liable for the cost of clean-up of various contaminated sites identified by the U. S. Environmental Protection Agency and other agencies. Currently, the Company has not been notified that it has been named as a potentially responsible party at any sites. Therefore, it is impossible to estimate the costs associated with such potential liabilities, if any.

     Subsequent to December 31, 1995, the Company became involved in environmental improvement activities at one of its facilities. Because of the uncertainty associated with the environmental assessments performed to date and possible future remediation activities that may occur, the actual future costs related to these matters cannot be determined. It is the opinion of management that the estimated range of the reasonably possible environmental cleanup costs associated with this facility is between $20,000 and $150,000.

     OTHER

     The Company is also a defendant in other legal proceedings considered to be in the normal course of business and none of which, singularly or collectively, except as noted above, management considers to be material to the Company.

                                   KTL, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

7.   COMMITMENTS AND CONTINGENCIES, CONTINUED:

     LEASES

     The Company leases various buildings and equipment under noncancelable operating leases with terms in excess of one year. The Company has also entered into numerous lease agreements with terms that are less than one year, including leases with a related party (see Note 8). As of December 31, 1995, future minimum rental payments required under these operating leases with an initial term in excess of one year are summarized as follows:

                    1996                          $    17,592
                    1997                               14,792
                    1998                               14,792
                    1999                               11,094
                                                  -----------

                    Total                         $    58,270
                                                  ===========

     Total rental expense for all operating leases was $266,150 for the year ended December 31, 1995.

     LETTERS OF CREDIT

     As of December 31, 1995, the Company had two outstanding letters of credit totaling $300,000. These letters of credit were issued to Comdata Corporation and EDS Fleet Services, Inc. in conjunction with driver expenses and advances.

8.   RELATED PARTY TRANSACTIONS:

     The Company provides short-term financing to a related party through notes receivable. The outstanding balance generally does not exceed $30,000 and is repaid within one month. During the year ended December 31, 1995, the Company advanced and collected $684,794 through such transactions and did not receive any interest on these noninterest bearing advances.

     Debt to related parties represents amounts due for revenue equipment purchased in 1994, and an amount due to a stockholder of the Company for certain land and a building purchased in 1995 (see Note 3).

     The Company leases certain land and buildings on a month-to-month basis from a related party controlled principally by a stockholder of the Company. Rental expense related to these leases was $81,000 for the year ended December 31, 1995. The lease commitments of the Company are subject to change at the mutual discretion of the Company and the related party.

                                   KTL, INC.
                   NOTES TO FINANCIAL STATEMENTS, CONTINUED

9.   SUBSEQUENT EVENT:

     The Company and its stockholders are negotiating a Stock Purchase Agreement with AmeriTruck Distribution Corporation ("AmeriTruck") and plan to enter into a number of related transactions pursuant to which AmeriTruck will acquire all the outstanding common stock of the Company in exchange for cash and shares of AmeriTruck common stock.

                                   KTL, INC.

                               TABLE OF CONTENTS

                                                                    PAGE(S)
Financial Statements:

     Interim Balance Sheet at March 31, 1996                             1

     Interim Statement of Income for the Three Months Ended
          March 31, 1996                                                 2

     Interim Statement of Stockholders' Equity for the Three
          Months Ended March 31, 1996                                    3

     Interim Statement of Cash Flows for the Three Months
          Ended March 31, 1996                                           4

     Notes to Interim Financial Statements                           5 - 6

                                   KTL, INC.
                             INTERIM BALANCE SHEET
                                MARCH 31, 1996
                                  (UNAUDITED)

                              ASSETS
Current assets:
  Cash and cash equivalents                                         $    219,310
  Accounts receivable:
    Trade                                                              2,169,418
    Other                                                                 39,713
  Tires, tubes, parts and supplies                                       791,343
  Prepaid expenses                                                       300,853
                                                                    ------------

      Total current assets                                             3,520,637

Property and equipment, net                                           15,324,408
                                                                    ------------

      Total assets                                                  $ 18,845,045
                                                                    ============

                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of long-term debt                                 $  4,833,111
  Current portion of long-term debt - related parties                  1,188,189
  Accounts payable and accrued expenses                                1,041,945
  Insurance accruals                                                     550,000
  Income taxes payable                                                     3,294
  Deferred income taxes                                                   22,669
                                                                    ------------

      Total current liabilities                                        7,639,208

Long-term debt, less current portion                                   5,521,876
Long-term debt, less current portion - related parties                   498,978
Deferred income taxes                                                     34,005
                                                                    ------------

      Total liabilities                                               13,694,067
                                                                    ------------

Commitments and contingencies (Note 7)

Stockholders' equity:
  Common stock, $1 par value, 10,000 shares authorized,
   915 shares issued and outstanding                                         915
  Additional paid-in capital                                             145,195
  Retained earnings                                                    5,004,868
                                                                    ------------

      Total stockholders' equity                                       5,150,978
                                                                    ------------

        Total liabilities and stockholders' equity                  $ 18,845,045
                                                                    ============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   KTL, INC.
                          INTERIM STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

Operating revenue                               $  6,287,211
                                                -------------
Operating expenses:
  Operating supplies and expenses                  1,902,589
  Salaries and wages                               1,691,970
  Depreciation                                       645,939
  Fringe benefits                                    457,989
  Claims and insurance                               259,105
  Purchased transportation                           236,995
  Operating taxes and licenses                       141,297
  General supplies and expenses                       65,274
  Communication and utilities                         79,487
  Building and office equipment rents                 26,983
  Other, net                                         (20,831)
  Provision for doubtful accounts                      2,300
  Gain on disposal of property and equipment         (40,702)
                                                -------------

    Total operating expenses                       5,448,395
                                                -------------
       Operating income                              838,816
                                                -------------

Other income (expense):
  Interest expense                                  (302,095)
  Interest income                                      3,234
                                                -------------

    Total other income (expense)                    (298,861)
                                                -------------

Income before provision for income taxes             539,955

Provision for income taxes                            23,250
                                                -------------

    Net income                                  $    516,705
                                                =============

Unaudited pro forma net income                  $    262,802
                                                =============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   KTL, INC.
                   INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

                                     COMMON                     ADDITIONAL                       TOTAL
                                     SHARES        COMMON         PAID-IN        RETAINED     STOCKHOLDERS'
                                   OUTSTANDING      STOCK         CAPITAL        EARNINGS        EQUITY
                                   -----------   -----------   -------------   ------------   -------------
Balance, December 31, 1995                915    $      915    $    145,195    $ 4,488,163    $  4,634,273

Net income                                                                         516,705         516,705
                                   -----------   -----------   -------------   ------------   -------------

Balance, March 31, 1996                   915    $      915    $    145,195    $ 5,004,868    $  5,150,978
                                   ===========   ===========   =============   ============   =============

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   KTL, INC.
                        INTERIM STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)

Cash flows from operating activities:
  Net income                                             $   516,705
  Adjustments to reconcile net income to
    net cash provided by operating activities:
      Net gain on disposal of property and equipment         (40,702)
      Depreciation                                           645,939
      Deferred income taxes                                   21,973
      Provision for doubtful accounts                          2,300
      Changes in assets and liabilities:
        Accounts receivable                                  309,629
        Tires, tubes, parts and supplies                    (222,968)
        Prepaid expenses                                      93,306
        Accounts payable and accrued expenses               (114,550)
        Income taxes payable                                   1,277
                                                         ------------

            Net cash provided by operating activities      1,212,909
                                                         ------------

Cash flows from investing activities:
  Purchases of property and equipment                       (723,941)
  Proceeds from disposal of property and equipment            81,500
  Advances to related parties                               (181,100)
  Collections from related parties                           181,100
                                                         ------------

            Net cash used in investing activities           (642,441)
                                                         ------------

Cash flows from financing activities:
  Proceeds from issuance of long-term debt                   900,019
  Principal repayments of long-term debt                    (997,236)
  Decrease in bank overdraft payable                        (253,941)
                                                         ------------

            Net cash used in financing activities           (351,158)
                                                         ------------

Net change in cash and cash equivalents                      219,310

Cash and cash equivalents at beginning of year                     0
                                                         ------------

Cash and cash equivalents at end of year                 $   219,310
                                                         ============

Supplemental disclosure of cash flow information:
  Cash paid for interest                                 $   241,133
                                                         ============

Supplemental schedule of noncash investing activities:
  Book value of trades for property and equipment        $   322,688
                                                         ============


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                   KTL, INC.
                     NOTES TO INTERIM FINANCIAL STATEMENTS


1.   ACCOUNTING POLICIES:

     The December 31, 1995 financial statements for KTL, Inc. (the "Company") include a summary of significant accounting policies and should be read in conjunction with these unaudited interim condensed financial statements. The statements for the period presented are condensed and do not contain all information required by generally accepted accounting principles to be included in a full set of financial statements. In the opinion of management, the accompanying unaudited interim condensed financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 1996, and the results of operations and cash flows for the three-month period ended March 31, 1996. The results of operations for any interim period are not necessarily indicative of the results of operations to be expected for the entire year.


2.   BUSINESS ORGANIZATION:

     The Company and its stockholders are negotiating a Stock Purchase Agreement with AmeriTruck Distribution Corporation ("AmeriTruck") and plan to enter into a number of related transactions pursuant to which AmeriTruck will acquire all the outstanding common stock of the Company in exchange for cash and shares of AmeriTruck common stock.


3.   UNAUDITED PRO FORMA INCOME TAX INFORMATION:

     The following unaudited pro forma tax information is presented in accordance with SFAS No. 109 as if the Company had been a subchapter C corporation subject to federal and state income taxes throughout the period presented.

        Income before provision for income taxes for the
          three months ended March 31, 1996                      $  539,955

        Pro forma provision for income taxes as though
          the Company was a subchapter C Corporation                277,153
                                                                 ----------

        Pro forma net income                                     $  262,802
                                                                 ==========

                                   KTL, INC.
               NOTES TO INTERIM FINANCIAL STATEMENTS, CONTINUED


3.   UNAUDITED PRO FORMA INCOME TAX INFORMATION, CONTINUED:


     A reconciliation of the federal statutory income tax rate to the pro forma effective income tax rate is as follows:

        Federal statutory income tax rate of 34%                 34.00 %
        State income taxes, net of federal benefit                4.00
        Nondeductible expenses                                   13.33
                                                                ------

        Pro forma effect in income tax rate                      51.33 %
                                                                ======

                                 EXHIBIT INDEX
                                 -------------

Number                          Exhibit
- ------                          -------

  2 Stock Purchase Agreement, dated as of August 23, 1996, by and among AmeriTruck Distribution Corp., Ronald N. Damico and Grand Hope Investments, Inc., together with accompanying exhibits thereto.